EXHIBIT 99.1

CB Financial Services, Inc.
Announces Second Quarter and Year-to-Date 2021 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., July 29, 2021 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its second quarter and year-to-date 2021 financial results.

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
(Dollars in thousands, except per share data) (Unaudited)

Net (Loss) Income (GAAP)	$(223)	$2,845	$3,079	$(17,395)	$2,903	$2,622	$3,676
Excluding Non-Recurring Items (Non-GAAP) (1)	3,440	(353)	40	19,337	(408)	3,087	(76)
Adjusted Net Income (Non-GAAP) (1)	$3,217	$2,492	$3,119	$1,942	$2,495	$5,709	$3,600

(Loss) Earnings per Common Share - Diluted (GAAP)	$(0.04)	$0.52	$0.57	$(3.22)	$0.54	$0.48	$0.68
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.59	$0.46	$0.58	$0.36	$0.46	$1.05	$0.66
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of net (loss) income and adjusted earnings per common share - diluted in this Press Release.
2021 Second Quarter Financial Highlights
(Comparisons to three months ended June 30, 2020)
•Net loss was $223,000, compared to net income of $2.9 million, largely due to the write-down of fixed assets and intangible assets impairment ($3.4 million including tax effect) relating to the Bank’s previously announced branch optimization initiatives, which are excluded in the Company’s adjusted financial results.
◦Adjusted net income (non-GAAP) was $3.2 million, compared to adjusted net income of $2.5 million.
•Loss per diluted common share (EPS) decreased to $0.04 from earnings per share of $0.54.
◦Adjusted earnings per common share - diluted (non-GAAP) was $0.59, compared to $0.46.
•Loss on average assets (annualized) of 0.06%, compared to return on average assets (annualized) of 0.85%.
◦Adjusted return on average assets (annualized) (non-GAAP) of 0.87%, compared to 0.73%.
•Loss on average equity (annualized) of 0.66%, compared return on average equity (annualized) to 7.65%.
◦Adjusted return on average equity (annualized) (non-GAAP) of 9.57%, compared to 6.57%.
•Net interest margin decreased to 2.84% from 3.28%.
•Net interest and dividend income was $9.9 million, compared to $10.3 million.
•Noninterest income was $2.2 million, compared to $2.6 million.

(Amounts at June 30, 2021; comparisons to December 31, 2020)
•Total loans including Payroll Protection Program (“PPP”) loans and loans held for sale were $1.02 billion, a decrease of $25.9 million.
•Total loans including loans held for sale and excluding PPP loans were $969.3 million, a decrease of $20.3 million.
•Total deposits including deposits held for sale were $1.28 billion, an increase of $51.5 million.
•Total assets increased to a record $1.46 billion, compared to $1.42 billion.
•Book value per share was $24.50, compared to $24.76.
•Tangible book value per share (Non-GAAP) increased to $21.56, compared to $21.42.

Branch Optimization and Operational Efficiency Update
CB continues to make progress related to the previously announced branch optimization and operational efficiency initiatives. These initiatives include the consolidation of six branches that was completed on June 30, 2021, the sale of two branches expected to be finalized in the fourth quarter of 2021 and implementation of operational efficiencies related to over 185 individualized processes within its branch network and operating environment that are designed to improve the Bank’s infrastructure, client experience, efficiency and profitability.
CB presently expects to incur $7.9 million of non-recurring expenses in 2021 and, as of June 30, 2021, has incurred $5.1 million of expenses related to these items. The expenses include $2.3 million writedown on fixed assets and $1.2 million impairment of intangible assets associated with the branch consolidations and sales.
In addition, as part of CB’s branch optimization and operational efficiency initiatives, the Company incurred $1.6 million of expenses related to contracted services, employee severance costs, branch lease impairment, professional fees, data processing fees, legal and other expenses.
The majority of the remaining expenses to be recognized in 2021 are related to the operational and revenue efficiency initiative of approximately $1.5 million that will be reflected in contracted services. CB anticipates savings from this initiative ranging from approximately $2.5 million to $3.5 million in 2022, as well as creating possible enhanced revenue and fee generating capacity in future years.
In addition, the Company expects an annual reduction in pre-tax operating expenses in 2021 of approximately $1.0 million, along with $3.0 million of ongoing pre-tax cost savings as a result of the branch optimization initiatives. The Company expects these ongoing savings to be incremental to net income beginning in 2022. This estimated cost excludes the favorable impact of the expected premium from sale of branches expected to be recognized in the fourth quarter of 2021 and currently estimated to be $5.1 million.

Management Commentary
President and CEO John H. Montgomery stated, “The Company reported an increase in adjusted net income during the period, which was largely driven by economic recovery in our core markets in Southwestern Pennsylvania and the Ohio Valley. We were pleased to have only a moderate decline in loan volumes during the recovery, with steady growth in commercial construction and stabilizing auto originations despite lower dealer supplies. Growing our lending business, while expanding core deposit relationships, continues to be a priority for the remainder of the year. We continue to capitalize on successful deposit gathering initiatives to further reduce our cost of funds. Given the current tightening NIM environment, we are hyper-focused on reducing costs and expenses at the bank.”
Mr. Montgomery continued, “We remain focused on executing our previously-announced branch optimization initiatives to strengthen our franchise. This resulted in identifying six branches that were consolidated, as well as announcing a Purchase and Assumption Agreement to sell two West Virginia branches by the end of the year, which allows for Community Bank to focus on its core markets as well as improve our efficiency efforts. We have implemented a number of strategies to take advantage of the continued speed of digital adoption in banking, which will improve CB’s ability to adapt to a changing consumer environment. We expect this to result in a more streamlined operating infrastructure, which we expect will help to drive better-than-peer operating returns for our shareholders in the future.”

Dividend Information
The Company’s Board of Directors has declared a $0.24 quarterly cash dividend per outstanding share of common stock, payable on or about August 31, 2021, to stockholders of record as of the close of business on August 20, 2021.

Stock Repurchase Program
On June 10, 2021, CB authorized a program to repurchase up to $7.5 million of the Company’s outstanding common stock. The program is effective as of June 14, 2021 and authorized through June 13, 2022. As of July 23, 2021, the Company had expended $1.0 million to repurchase 45,462 shares at an average price of $22.38.

2021 Second Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income decreased $387,000, or 3.7%, to $9.9 million for the three months ended June 30, 2021 compared to $10.3 million for the three months ended June 30, 2020.
•Net interest margin (FTE) (Non-GAAP) decreased 45 basis points (“bps”) to 2.85% for the three months ended June 30, 2021 compared to 3.30% for the three months ended June 30, 2020. Net interest margin (GAAP) decreased to 2.84% for the three months ended June 30, 2021 compared to 3.28% for the three months ended June 30, 2020. While CB has further controlled its deposit cost structure as deposit balances increased and benefited from nonrenewal or repricing of higher cost time deposits, the net interest margin has decreased primarily due to the low interest rate environment decreasing yields on loans and securities.
•Interest and dividend income decreased $907,000, or 7.7%, to $10.8 million for the three months ended June 30, 2021 compared to $11.7 million for the three months ended June 30, 2020.

◦Interest income on loans decreased $641,000, or 6.1%, to $9.9 million for the three months ended June 30, 2021 compared to $10.6 million for the three months ended June 30, 2020. While average loans increased $2.9 million compared to the three months ended June 30, 2020, the average yield decreased 28 bps to 3.93%. Interest and fee income on PPP loans was $636,000 for the three months ended June 30, 2021 and contributed 3 bps to loan yield, compared to $316,000 for the three months ended June 30, 2020, which decreased loan yield 7 bps in the prior period. The impact of the accretion of the credit mark on acquired loan portfolios was $153,000 for the three months ended June 30, 2021 compared to $90,000 for the three months ended June 30, 2020, or 6 bps in the current period compared to 4 bps in the prior period.
◦Interest income on taxable investment securities decreased $305,000, or 32.4%, to $635,000 for the three months ended June 30, 2021 compared to $940,000 for the three months ended June 30, 2020 driven by a $12.6 million decrease in average investment securities balances and 70 bps decrease in average yield. The Federal Reserve’s pandemic-driven decision to drop the benchmark interest rate in 2020 resulted in significant calls of U.S. government agency securities and paydowns on mortgage-backed securities in the declining interest rate environment, which were replaced with lower-yielding securities or maintained in cash.
◦Other interest and dividend income, which primarily consists of interest-bearing cash, increased $67,000, or 79.8% to $151,000 for the three months ended June 30, 2021 compared to $84,000 for the three months ended June 30, 2020. Average other interest-earning assets increased $149.4 million compared to the three months ended June 30, 2020 primarily from buildup of cash as a result of securities activity, PPP loan funds and government stimulus payments deposited with the Bank, although average yield declined 10 bps due to interest rate cuts on interest-earning cash deposits held at other financial institutions.
•Interest expense decreased $520,000, or 37.0%, to $886,000 for the three months ended June 30, 2021 compared to $1.4 million for the three months ended June 30, 2020.
◦Interest expense on deposits decreased $478,000, or 36.6%, to $827,000 for the three months ended June 30, 2021 compared to $1.3 million for the three months ended June 30, 2020. While average interest-earning deposits increased $47.9 million compared to the three months ended June 30, 2020, interest rate declines for all products driven by pandemic-related market interest rate cuts resulted in a 25 bp, or 40.6%, decrease in average cost compared to the three months ended June 30, 2020. In addition, average time deposits and the related average cost decreased $28.3 million and 31 bps, respectively.
Provision for Loan Losses
Provision for loan losses was a recovery of $1.2 million for the three months ended June 30, 2021 compared to a provision of $300,000 for the three months ended June 30, 2020. A $23.4 million decrease in net reservable loans in the current quarter, which excludes PPP loans and includes the reclassification of $11.4 million of loans to held for sale, along with a decrease in specific reserves on impaired loans and improvements in the economic and industry outlook contributed to the recovery in the current period.
Noninterest income
Noninterest income decreased $429,000, or 16.2%, to $2.2 million for the three months ended June 30, 2021, compared to $2.6 million for the three months ended June 30, 2020. The decrease was largely due to lower net gains on securities and loans compared to the prior period, offset by an increase in other income due to the recognition of a $269,000 valuation allowance adjustment on mortgage servicing rights in the prior period and increase in service fees.
Noninterest Expense
Noninterest expense increased $4.7 million, or 51.3%, to $13.7 million for the three months ended June 30, 2021 compared to $9.1 million for the three months ended June 30, 2020. The increase was largely due to the aforementioned $2.3 million writedown of fixed assets and $1.2 million intangible asset impairment associated with the branch consolidation and sale initiative, as well as $1.3 million of expenses incurred in the current quarter related to various other costs associated with strategic initiatives such as employee severance, contracted services, lease impairment, and legal and investment banker fees.

Statement of Financial Condition Review

Assets
Total assets increased $44.9 million, or 3.2%, to $1.46 billion at June 30, 2021, compared to $1.42 billion at December 31, 2020. The change is primarily due to higher cash and due from banks and securities.
•Cash and due from banks increased $11.1 million, or 6.9%, to $172.0 million at June 30, 2021, compared to $160.9 million at December 31, 2020. The change is primarily due to an increase in deposits as further described below in the Liabilities section.

•Securities increased $63.1 million, or 43.4%, to $208.5 million at June 30, 2021, compared to $145.4 million at December 31, 2020. Current period activity included $97.1 million of mortgage-backed securities and U.S. government agency securities purchases, $20.4 million of paydowns on mortgage-backed securities, and $11.9 million of mortgage-backed securities sales, which resulted in the recognition of a $225,000 gain on the sale of securities. The purchases were made to earn a higher yield on excess cash. The sales recognized gains on higher-interest securities with faster prepayment speeds. In addition, there was a $2.2 million decrease in the market value of the debt securities portfolio and a $233,000 gain in market value in the equity securities portfolio, which is primarily comprised of bank stocks.
Payroll Protection Program (“PPP”) Update
•PPP loans decreased $5.6 million to $49.5 million at June 30, 2021 compared to $55.1 million at December 31, 2020, which includes $34.6 million in originations in the current period offset by loan forgiveness.
•$1.1 million of net PPP loan origination fees were unearned at December 31, 2020. Due to activity in the current period, $1.4 million of net PPP loan origination fees were unearned at June 30, 2021. $489,000 of net PPP loan origination fees were earned in the second quarter of 2021 compared to $535,000 for the three months ended March 31, 2021.
Loans and Credit Quality
•Total loans held for investment decreased $37.3 million to $1.01 billion at June 30, 2021. This includes the impact of reclassifying $11.4 million of loans to held for sale. Excluding the net decline of $5.6 million in PPP loans in the current period and including $11.4 million of held for sale loans, loans declined $20.3 million.
•The allowance for loan losses was $11.5 million at June 30, 2021 compared to $12.8 million at December 31, 2020. There was a net recovery of $1.2 million of provision for loan losses in the current quarter. A $31.7 million decrease in net reservable loans in the current period, which excludes PPP loans and includes the reclassification of $11.4 million of loans to held for sale that do not require a reserve, as well as a decrease in specifically impaired loans and improving economic and industry conditions contributed to the net recovery in the current period. As a result, the allowance for loan losses to total loans was 1.15% at June 30, 2021 compared to 1.22% at December 31, 2020. The allowance for loan losses to total loans, excluding PPP loans, was 1.21% at June 30, 2021 compared to 1.29% at December 31, 2020.
•Net recoveries for the three months ended June 30, 2021 were $19,000, or (0.01)% of average loans on an annualized basis. Net recoveries for the three months ended June 30, 2020 were $26,000, or (0.01)% of average loans on an annualized basis. Net charge-offs for the six months ended June 30, 2021 were $27,000, or 0.01% of average loans on an annualized basis. Net charge-offs for the six months ended June 30, 2020 were $19,000, or 0.00% of average loans on an annualized basis.
•Nonperforming loans, which includes nonaccrual loans, accruing loans past due 90 days or more, and accruing loans that are considered troubled debt restructurings, were $15.4 million at June 30, 2021 compared to $14.5 million at December 31, 2020. Nonperforming loans to total loans ratio was 1.53% at June 30, 2021 compared to 1.39% at December 31, 2020.
•There were nine loans in forbearance totaling $7.8 million at June 30, 2021 compared to 25 loans totaling $18.4 million at March 31, 2021, and 31 loans totaling $24.1 million at December 31, 2021. The remaining loans exit forbearance in July and have begun or are expected to begin making regularly scheduled payments.
Liabilities
Total liabilities increased $46.9 million, or 3.7%, to $1.33 billion at June 30, 2021 compared to $1.28 billion at December 31, 2020.
Deposits
•Total deposits, including deposits held for sale, increased $51.5 million to $1.28 billion as of June 30, 2021 compared to $1.22 billion at December 31, 2020. Noninterest bearing demand deposits, NOW accounts and savings accounts increased $44.0 million, $16.5 million and $12.9 million, respectively, partially offset by a decrease of $17.0 million in time deposits. IRS and stimulus-related payments totaled $29.9 million in the first quarter and the impact of the PPP loans that were originated and the proceeds of which were initially deposited at the Bank was approximately $28.7 million. Annualized deposit growth rate was 8.4% including IRS and PPP loan deposits. Average total deposits increased $54.9 million, primarily in noninterest and interest-bearing demand deposits, for the three months ended June 30, 2021 compared to the three months ended March 31, 2021.
Borrowed Funds
•Short-term borrowings decreased $2.0 million, or 4.9%, to $39.1 million at June 30, 2021, compared to $41.1 million at December 31, 2020. At June 30, 2021 and December 31, 2020, short-term borrowings were comprised entirely of securities sold under agreements to repurchase, which are related to business deposit customers whose funds, above designated target balances, are transferred into an overnight interest-earning investment account by purchasing securities from the Bank’s investment portfolio under an agreement to repurchase. $10.1 million was excluded from short-term borrowings at June 30, 2021 and reported as deposits held for sale.
•Other borrowed funds decreased $2.0 million to $6.0 million at June 30, 2021 due to a Federal Home Loan Bank borrowing that matured in the current period.
Stockholders’ Equity
Stockholders’ equity decreased $2.0 million, or 1.5%, to $132.5 million at June 30, 2021, compared to $134.5 million at December 31, 2020. Accumulated other comprehensive income decreased $1.7 million primarily due to market interest rate conditions on the Bank’s debt securities. In addition, the Company repurchased $561,000 of its common stock as part of its stock repurchase program.
Book value per share
Book value per share was $24.50 at June 30, 2021 compared to $24.76 at December 31, 2020, a decrease of $0.26. Tangible book value per share (Non-GAAP) increased $0.14 to $21.56 compared to $21.42 at December 31, 2020. Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
Email: aprior@equityny.com

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
ASSETS
Cash and Due From Banks	$172,010	$230,000	$160,911	$112,169	$131,403
Securities	208,472	142,156	145,400	158,956	148,648
Loans Held for Sale	11,409	—	—	—	—
Loans
Real Estate:
Residential	322,480	339,596	344,142	343,955	344,782
Commercial	360,518	370,118	373,555	353,904	350,506
Construction	85,187	77,714	72,600	69,178	58,295
Commercial and Industrial
Commercial and Industrial	70,666	68,551	71,717	73,287	79,057
PPP	49,525	60,380	55,096	71,028	70,028
Consumer	106,404	111,650	113,854	117,364	117,145
Other	12,666	13,688	13,789	22,169	22,346
Total Loans	1,007,446	1,041,697	1,044,753	1,050,885	1,042,159
Allowance for Loan Losses	(11,544)	(12,725)	(12,771)	(13,780)	(12,648)
Loans, Net	995,902	1,028,972	1,031,982	1,037,105	1,029,511
Premises and Equipment Held for Sale	795	—	—	—	—
Premises and Equipment, Net	18,682	20,240	20,302	20,439	21,818
Bank-Owned Life Insurance	25,052	24,916	24,779	24,639	24,499
Goodwill	9,732	9,732	9,732	9,732	28,425
Intangible Assets, Net	6,186	7,867	8,399	8,931	9,463
Accrued Interest and Other Assets	13,373	12,938	15,215	20,905	13,385
Total Assets	$1,461,613	$1,476,821	$1,416,720	$1,392,876	$1,407,152

LIABILITIES
Deposits Held for Sale	$102,557	$—	$—	$—	$—
Deposits
Non-Interest Bearing Demand Deposits	368,452	377,137	340,569	335,287	341,180
Interest Bearing Demand Accounts	246,920	280,929	259,870	245,850	237,343
Money Market Accounts	176,824	198,975	199,029	188,958	184,726
Savings Accounts	226,639	246,725	235,088	232,691	229,388
Time Deposits	154,718	180,697	190,013	196,250	201,303
Total Deposits	1,173,553	1,284,463	1,224,569	1,199,036	1,193,940

Short-Term Borrowings	39,054	45,352	41,055	42,061	42,349
Other Borrowings	6,000	6,000	8,000	11,000	11,000
Accrued Interest and Other Liabilities	7,913	7,230	8,566	7,480	7,471
Total Liabilities	1,329,077	1,343,045	1,282,190	1,259,577	1,254,760

STOCKHOLDERS’ EQUITY	$132,536	$133,776	$134,530	$133,299	$152,392

	Three Months Ended					Six Months Ended
Selected Operating Data	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Interest and Dividend Income
Loans, Including Fees	$9,936	$10,146	$10,833	$10,709	$10,577	$20,082	$21,341
Securities:
Taxable	635	646	725	753	940	1,281	2,141
Tax-Exempt	74	78	78	79	106	152	212
Dividends	24	20	20	19	20	44	40
Other Interest and Dividend Income	151	98	99	96	84	249	322
Total Interest and Dividend Income	10,820	10,988	11,755	11,656	11,727	21,808	24,056
Interest Expense
Deposits	827	947	1,036	1,150	1,305	1,774	2,986
Short-Term Borrowings	24	23	25	28	39	47	84
Other Borrowings	35	41	60	62	62	76	132
Total Interest Expense	886	1,011	1,121	1,240	1,406	1,897	3,202
Net Interest and Dividend Income	9,934	9,977	10,634	10,416	10,321	19,911	20,854
(Recovery) Provision for Loan Losses	(1,200)	—	—	1,200	300	(1,200)	2,800
Net Interest and Dividend Income After (Recovery) Provision for Loan Losses	11,134	9,977	10,634	9,216	10,021	21,111	18,054
Noninterest Income:
Service Fees	614	546	560	554	487	1,160	1,092
Insurance Commissions	1,209	1,595	1,403	1,079	1,113	2,804	2,396
Other Commissions	173	165	105	76	188	338	298
Net Gain on Sales of Loans	31	86	388	435	441	117	568
Net Gain (Loss) on Securities	11	447	213	(59)	517	458	79
Net Gain on Purchased Tax Credits	17	18	16	15	16	35	31
Gain on sale of branches	—	—	—	—	—	—	—
Net (Loss) Gain on Disposal of Fixed Assets	(3)	—	(13)	(65)	—	(3)	17
Income from Bank-Owned Life Insurance	136	137	140	140	138	273	277
Other Income (Loss)	31	180	(34)	(2)	(252)	211	(238)
Total Noninterest Income	2,219	3,174	2,778	2,173	2,648	5,393	4,520
Noninterest Expense:
Salaries and Employee Benefits	5,076	4,894	5,126	5,124	4,828	9,970	9,559
Occupancy	1,024	710	606	759	699	1,734	1,432
Equipment	311	266	234	220	224	577	481
Data Processing	607	518	476	482	460	1,125	885
FDIC Assessment	249	250	344	172	163	499	321
PA Shares Tax	225	265	350	355	333	490	608
Contracted Services	750	687	577	531	562	1,437	940
Legal and Professional Fees	419	189	185	161	171	608	406
Advertising	193	140	178	148	155	333	338
Other Real Estate Owned (Income)	(26)	(38)	(39)	(12)	(1)	(64)	(18)
Amortization of Intangible Assets	503	532	532	532	532	1,035	1,064
Intangible Assets and Goodwill Impairment	1,178	—	—	18,693	—	1,178	—
Writedown of Fixed Assets	2,268	—	240	884	—	2,268	—
Other	945	982	916	919	945	1,927	2,058
Total Noninterest Expense	13,722	9,395	9,725	28,968	9,071	23,117	18,074
(Loss) Income Before Income Tax (Benefit) Expense	(369)	3,756	3,687	(17,579)	3,598	3,387	4,500
Income Tax (Benefit) Expense	(146)	911	608	(184)	695	765	824
Net (Loss) Income	$(223)	$2,845	$3,079	$(17,395)	$2,903	$2,622	$3,676

	Three Months Ended					Six Months Ended
Per Common Share Data	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Dividends Per Common Share	$0.24	$0.24	$0.24	$0.24	$0.24	$0.48	$0.48
(Loss) Earnings Per Common Share - Basic	(0.04)	0.52	0.57	(3.22)	0.54	0.48	0.68
(Loss) Earnings Per Common Share - Diluted	(0.04)	0.52	0.57	(3.22)	0.54	0.48	0.68
Adjusted Earnings Per Common Share - Diluted (1)	0.59	0.46	0.58	0.36	0.46	1.05	0.66

Weighted Average Common Shares Outstanding - Basic	5,432,234	5,434,374	5,404,874	5,395,342	5,393,712	5,433,298	5,412,456
Weighted Average Common Shares Outstanding - Diluted	5,432,234	5,436,881	5,406,068	5,395,342	5,393,770	5,438,401	5,423,770

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Common Shares Outstanding	5,409,077	5,434,374	5,434,374	5,398,712	5,393,712
Book Value Per Common Share	$24.50	$24.62	$24.76	$24.69	$28.25
Tangible Book Value per Common Share (1)	21.56	21.38	21.42	21.23	21.23
Stockholders’ Equity to Assets	9.1%	9.1%	9.5%	9.6%	10.8%
Tangible Common Equity to Tangible Assets (1)	8.1	8.0	8.3	8.3	8.4

	Three Months Ended					Six Months Ended
Selected Financial Ratios (2)	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Return on Average Assets	(0.06)%	0.81%	0.87%	(4.90)%	0.85%	0.36%	0.55%
Adjusted Return on Average Assets (1)	0.87	0.71	0.88	0.55	0.73	0.79	0.54
Return on Average Equity	(0.66)	8.54	9.13	(45.13)	7.65	3.92	4.84
Adjusted Return on Average Equity (1)	9.57	7.48	9.25	5.04	6.57	8.53	4.74
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	146.82	142.98	141.58	141.98	140.72	144.94	137.91
Average Equity to Average Assets	9.08	9.48	9.49	10.85	11.08	9.27	11.36
Net Interest Rate Spread	2.72	2.91	3.07	3.03	3.10	2.81	3.22
Net Interest Rate Spread (FTE) (1)	2.74	2.92	3.08	3.05	3.12	2.82	3.23
Net Interest Margin	2.84	3.04	3.21	3.19	3.28	2.94	3.41
Net Interest Margin (FTE) (1)	2.85	3.05	3.22	3.21	3.30	2.95	3.43
Net (Recoveries) Charge-offs to Average Loans	(0.01)	0.02	0.39	0.03	(0.01)	0.01	—
Efficiency Ratio	112.91	71.44	72.51	230.11	69.94	91.36	71.23
Adjusted Efficiency Ratio (1)	80.68	70.06	68.06	69.78	68.58	75.25	67.36

Asset Quality Ratios	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Allowance for Loan Losses to Total Loans (3)	1.15%	1.22%	1.22%	1.31%	1.21%
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (1) (3)	1.21	1.30	1.29	1.41	1.30
Allowance for Loan Losses to Nonperforming Loans (3) (4)	74.92	89.29	88.15	91.84	226.59
Allowance for Loan Losses to Noncurrent Loans (3) (5)	90.83	118.08	117.20	114.01	390.73
Delinquent and Nonaccrual Loans to Total Loans (5) (6)	1.37	1.18	1.50	1.23	0.39
Nonperforming Loans to Total Loans (4)	1.53	1.37	1.39	1.43	0.54
Noncurrent Loans to Total Loans (5)	1.26	1.03	1.04	1.15	0.31
Nonperforming Assets to Total Assets (7)	1.07	0.98	1.04	1.09	0.41

Capital Ratios (8)	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.67%	11.85%	11.79%	11.62%	11.90%
Tier 1 Capital (to Risk Weighted Assets)	11.67	11.85	11.79	11.62	11.90
Total Capital (to Risk Weighted Assets)	12.92	13.10	13.04	12.88	13.16
Tier 1 Leverage (to Adjusted Total Assets)	7.23	7.87	7.81	7.63	7.90
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Loans acquired in connection with the mergers with FedFirst Financial Corporation and First West Virginia Bancorp were recorded at their estimated fair value at the acquisition date and did not include a carryover of the pre-merger allowance for loan losses.
(4)    Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(5)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(6)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(7)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(8)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	June 30, 2021			March 31, 2021			December 31, 2020			September 30, 2020			June 30, 2020
	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (6)	$1,016,868	$9,959	3.93%	$1,031,853	$10,168	4.00%	$1,032,942	$10,860	4.18%	$1,035,426	$10,744	4.13%	$1,014,000	$10,612	4.21%
Debt Securities
Taxable	124,685	635	2.04	122,883	646	2.10	133,026	725	2.18	123,332	753	2.44	137,268	940	2.74
Exempt From Federal Tax	12,276	94	3.06	12,943	96	2.97	13,006	96	2.95	13,054	97	2.97	14,106	130	3.69
Equity Securities	2,649	24	3.62	2,632	20	3.04	2,612	20	3.06	2,580	19	2.95	2,579	20	3.10
Other Interest-Earning Assets	246,392	151	0.25	161,871	98	0.25	137,000	99	0.29	123,171	96	0.31	97,033	84	0.35
Total Interest-Earning Assets	1,402,870	10,863	3.11	1,332,182	11,028	3.36	1,318,586	11,800	3.56	1,297,563	11,709	3.59	1,264,986	11,786	3.75
Noninterest-Earning Assets	82,794			92,550			94,262			115,567			113,176
Total Assets	$1,485,664			$1,424,732			$1,412,848			$1,413,130			$1,378,162
Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (7)	$275,752	55	0.08%	$259,065	77	0.12%	$252,521	83	0.13	$245,977	99	0.16	$236,312	141	0.24%
Savings (7)	247,238	25	0.04	239,850	32	0.05	232,647	32	0.05	230,567	32	0.06	227,470	35	0.06
Money Market (7)	199,652	71	0.14	197,395	98	0.20	198,983	131	0.26	185,644	140	0.30	182,656	187	0.41
Time Deposits (7)	177,506	676	1.53	187,114	740	1.60	193,194	790	1.63	198,184	879	1.76	205,847	942	1.84
Total Interest-Bearing Deposits (7)	900,148	827	0.37	883,424	947	0.43	877,345	1,036	0.47	860,372	1,150	0.53	852,285	1,305	0.62
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	49,325	24	0.20	41,094	23	0.23	43,468	25	0.23	42,512	28	0.26	35,642	39	0.44
Other Borrowings	6,000	35	2.34	7,200	41	2.31	10,543	60	2.26	11,000	62	2.24	11,000	62	2.27
Total Interest-Bearing Liabilities	955,473	886	0.37	931,718	1,011	0.44	931,356	1,121	0.48	913,884	1,240	0.54	898,927	1,406	0.63
Noninterest-Bearing Demand Deposits	387,317			349,108			338,223			337,441			317,738
Other Liabilities	7,999			8,869			9,176			8,477			8,815
Total Liabilities	1,350,789			1,289,695			1,278,755			1,259,802			1,225,480
Stockholders' Equity	134,875			135,037			134,093			153,328			152,682
Total Liabilities and Stockholders' Equity	$1,485,664			$1,424,732			$1,412,848			$1,413,130			$1,378,162
Net Interest Income (FTE) (Non-GAAP) (5)		9,977			10,017			10,679			10,469			10,380
Net Interest-Earning Assets (1)	447,397			400,464			387,230			383,679			366,059
Net Interest Rate Spread (FTE) (Non-GAAP) (2) (5)			2.74%			2.92%			3.08			3.05			3.12%
Net Interest Margin (FTE) (Non-GAAP) (3)(5)			2.85			3.05			3.22			3.21			3.30
(1)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(2)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)    Net interest margin represents net interest income divided by average total interest-earning assets.
(4)    Annualized.
(5)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(6)    Includes loans held for sale
(7)    Includes deposits held for sale

AVERAGE BALANCES AND YIELDS

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (5)	$1,024,319	$20,131	3.96%	$982,331	$21,408	4.38%
Debt Securities
Taxable	123,790	1,281	2.07	147,962	2,141	2.89
Exempt From Federal Tax	12,608	192	3.05	15,471	258	3.34
Marketable Equity Securities	2,641	44	3.33	2,573	40	3.11
Other Interest-Earning Assets	204,365	249	0.25	80,821	322	0.80
Total Interest-Earning Assets	1,367,723	21,897	3.23	1,229,158	24,169	3.95
Noninterest-Earning Assets	87,645			113,616
Total Assets	$1,455,368			$1,342,774

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (6)	$267,455	133	0.10%	$231,397	408	0.35%
Savings (6)	243,565	57	0.05	222,899	124	0.11
Money Market (6)	198,530	168	0.17	181,819	436	0.48
Time Deposits (6)	182,283	1,416	1.57	210,648	2,018	1.93
Total Interest-Bearing Deposits (6)	891,833	1,774	0.40	846,763	2,986	0.71
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	45,232	47	0.21	32,592	84	0.52
Other Borrowings	6,597	76	2.32	11,890	132	2.23
Total Interest-Bearing Liabilities	943,662	1,897	0.41	891,245	3,202	0.72
Noninterest-Bearing Demand Deposits	368,318			289,621
Other Liabilities	8,433			9,306
Total Liabilities	1,320,413			1,190,172
Stockholders' Equity	134,955			152,602
Total Liabilities and Stockholders' Equity	$1,455,368			$1,342,774
Net Interest Income (FTE) (Non-GAAP)		20,000			20,967
Net Interest-Earning Assets (1)	424,061			337,913
Net Interest Rate Spread (FTE) (Non-GAAP) (2)			2.82%			3.23%
Net Interest Margin (FTE) (Non-GAAP) (3)			2.95			3.43
(1)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(2)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)    Net interest margin represents net interest income divided by average total interest-earning assets.
(4)    Annualized
(5)    Includes loans held for sale
(6)    Includes deposits held for sale

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
(Dollars in thousands, except share and per share data) (Unaudited)

Net (Loss) Income (GAAP)	$(223)	$2,845	$3,079	$(17,395)	$2,903	$2,622	$3,676

Adjustments
(Gain) Loss on Sale of Securities	(11)	(447)	(213)	59	(517)	(458)	(79)
(Gain) Loss on Disposal of Fixed Assets	3	—	13	65	—	3	(17)
Tax effect	2	94	42	(26)	109	96	20

Non-Cash Charges:
Intangible Assets and Goodwill Impairment	1,178	—	—	18,693	—	1,178	—
Writedown on Fixed Assets	2,268	—	240	884	—	2,268	—
Tax Effect	—	—	(42)	(338)	—	—	—
Adjusted Net Income (Non-GAAP)	$3,217	$2,492	$3,119	$1,942	$2,495	$5,709	$3,600

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,432,234	5,436,881	5,406,068	5,395,342	5,393,770	5,438,401	5,423,770

(Loss) Earnings per Common Share - Diluted (GAAP)	$(0.04)	$0.52	$0.57	$(3.22)	$0.54	$0.48	$0.68

Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.59	$0.46	$0.58	$0.36	$0.46	$1.05	$0.66

Net (Loss) Income (GAAP) (Numerator)	$(223)	$2,845	$3,079	$(17,395)	$2,903	$2,622	$3,676

Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01

Average Assets (Denominator)	1,485,664	1,424,732	1,412,848	1,413,130	1,378,162	1,455,368	1,342,774

Return on Average Assets (GAAP)	(0.06)%	0.81%	0.87%	(4.90)%	0.85%	0.36%	0.55%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,217	$2,492	$3,119	$1,942	$2,495	$5,709	$3,600

Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01

Average Assets (Denominator)	1,485,664	1,424,732	1,412,848	1,413,130	1,378,162	1,455,368	1,342,774

Adjusted Return on Average Assets (Non-GAAP)	0.87%	0.71%	0.88%	0.55%	0.73%	0.79%	0.54%

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
(Dollars in thousands) (Unaudited)

Net (Loss) Income (GAAP) (Numerator)	$(223)	$2,845	$3,079	$(17,395)	$2,903	$2,622	$3,676

Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01

Average Equity (Denominator)	134,875	135,037	134,093	153,328	152,682	134,955	152,602

Return on Average Equity (GAAP)	(0.66)%	8.54%	9.13%	(45.13)%	7.65%	3.92%	4.84%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,217	$2,492	$3,119	$1,942	$2,495	$5,709	$3,600

Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01

Average Equity (Denominator)	134,875	135,037	134,093	153,328	152,682	134,955	152,602

Adjusted Return on Average Equity (Non-GAAP)	9.57%	7.48%	9.25%	5.04%	6.57%	8.53%	4.74%
Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common equity divided by period-end common shares outstanding. Tangible common equity to tangible assets is a non-GAAP measure and is calculated based on tangible common equity divided by tangible assets. We believe these non-GAAP measures serve as useful tools to help evaluate the strength and discipline of the Company's capital management strategies and as an additional, conservative measure of the Company’s total value.

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,461,613	$1,476,821	$1,416,720	$1,392,876	$1,407,152
Goodwill and Intangible Assets, Net	(15,918)	(17,599)	(18,131)	(18,663)	(37,888)
Tangible Assets (Non-GAAP) (Numerator)	$1,445,695	$1,459,222	$1,398,589	$1,374,213	$1,369,264

Stockholders' Equity (GAAP)	$132,536	$133,776	$134,530	$133,299	$152,392
Goodwill and Intangible Assets, Net	(15,918)	(17,599)	(18,131)	(18,663)	(37,888)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$116,618	$116,177	$116,399	$114,636	$114,504

Stockholders’ Equity to Assets (GAAP)	9.1%	9.1%	9.5%	9.6%	10.8%
Tangible Common Equity to Tangible Assets (Non-GAAP)	8.1%	8.0%	8.3%	8.3%	8.4%

Common Shares Outstanding (Denominator)	5,409,077	5,434,374	5,434,374	5,398,712	5,393,712

Book Value per Common Share (GAAP)	$24.50	$24.62	$24.76	$24.69	$28.25
Tangible Book Value per Common Share (Non-GAAP)	$21.56	$21.38	$21.42	$21.23	$21.23

Interest income on interest-earning assets, net interest rate spread and net interest margin are presented on a fully tax-equivalent (“FTE”) basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory income tax rate of 21 percent. We believe the presentation of net interest income on a FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following table reconciles net interest income, net interest spread and net interest margin on a FTE basis for the periods indicated:

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$10,820	$10,988	$11,755	$11,656	$11,727	$21,808	$24,056
Adjustment to FTE Basis	43	40	45	53	59	89	113
Interest Income (FTE) (Non-GAAP)	10,863	11,028	11,800	11,709	11,786	21,897	24,169
Interest Expense (GAAP)	886	1,011	1,121	1,240	1,406	1,897	3,202
Net Interest Income (FTE) (Non-GAAP)	$9,977	$10,017	$10,679	$10,469	$10,380	$20,000	$20,967

Net Interest Rate Spread (GAAP)	2.72%	2.91%	3.07%	3.03%	3.10%	2.81%	3.22%
Adjustment to FTE Basis	0.02	0.01	0.01	0.02	0.02	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.74	2.92	3.08	3.05	3.12	2.82	3.23

Net Interest Margin (GAAP)	2.84%	3.04%	3.21%	3.19%	3.28%	2.94%	3.41%
Adjustment to FTE Basis	0.01	0.01	0.01	0.02	0.02	0.01	0.02
Net Interest Margin (FTE) (Non-GAAP)	2.85	3.05	3.22	3.21	3.30	2.95	3.43

Adjusted efficiency ratio excludes the effect of certain non-recurring or non-cash items and represents adjusted noninterest expense divided by adjusted operating revenue. The Company evaluates its operational efficiency based on its adjusted efficiency ratio and believes it provides additional perspective on its ongoing performance as well as peer comparability.

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
(Dollars in thousands) (Unaudited)

Noninterest expense (GAAP)	$13,722	$9,395	$9,725	$28,968	$9,071	$23,117	$18,074

Net Interest and Dividend Income (GAAP)	9,934	9,977	10,634	10,416	10,321	19,911	20,854

Noninterest Income (GAAP)	2,219	3,174	2,778	2,173	2,648	5,393	4,520
Operating Revenue (GAAP)	12,153	13,151	13,412	12,589	12,969	25,304	25,374
Efficiency Ratio (GAAP)	112.91%	71.44%	72.51%	230.11%	69.94%	91.36%	71.23%

Noninterest expense (GAAP)	$13,722	$9,395	$9,725	$28,968	$9,071	$23,117	$18,074
Less:
Other Real Estate Owned (Income)	(26)	(38)	(39)	(12)	(1)	(64)	(18)
Amortization of Intangible Assets	503	532	532	532	532	1,035	1,064
Intangible Assets and Goodwill Impairment	1,178	—	—	18,693	—	1,178	—
Writedown on Fixed Assets	2,268	—	240	884	—	2,268	—
Adjusted Noninterest Expense (Non-GAAP)	$9,799	$8,901	$8,992	$8,871	$8,540	$18,700	$17,028

Net Interest and Dividend Income (GAAP)	9,934	9,977	10,634	10,416	10,321	19,911	20,854
Noninterest Income (GAAP)	2,219	3,174	2,778	2,173	2,648	5,393	4,520
Less:
Net Gain (Loss) on Securities	11	447	213	(59)	517	458	79
Net (Loss) Gain on Disposal of Fixed Assets	(3)	—	(13)	(65)	—	(3)	17
Adjusted Noninterest Income (Non-GAAP)	2,211	2,727	2,578	2,297	2,131	4,938	4,424
Adjusted Operating Revenue (Non-GAAP)	12,145	12,704	13,212	12,713	12,452	24,849	25,278
Adjusted Efficiency Ratio (Non-GAAP)	80.68%	70.06%	68.06%	69.78%	68.58%	75.25%	67.36%

Allowance for loan losses to total loans, excluding PPP loans, is a non-GAAP measure that serves as a useful measurement to evaluate the allowance for loan losses without the impact of SBA guaranteed loans.

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
(Dollars in thousands) (Unaudited)

Allowance for Loan Losses	$11,544	$12,725	$12,771	$13,780	$12,648

Total Loans	1,007,446	$1,041,697	1,044,753	$1,050,885	$1,042,159
PPP Loans	(49,525)	(60,380)	(55,096)	(71,028)	(70,028)
Total Loans, Excluding PPP Loans (Non-GAAP)	$957,921	$981,317	$989,657	$979,857	$972,131

Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP)	1.21%	1.30%	1.29%	1.41%	1.30%